UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K /A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Commission File Number: 333-156091

ALTEROLA BIOTECH, INC.

(Exact name of Registrant as specified in its charter)

Nevada	TBD
(State of incorporation)	(IRS Employer Identification No.)

340 S Lemon Ave #4041

Walnut, California 91789

_______________________________

Address of Principal Executive Office

(909) 584-5853

Registrant’s telephone number, including area code

Date of Report (Date of earliest event reported):

March 26th, 2018

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Amendment is filed to rectify the number of shares purchased, which was incorrectly stated in the original 8K. All other content was accurate and no changes are made thereto.

ITEM 5.01 – CHANGE IN CONTROL OF REGISTERANT.

On March 26th, 2018, Michael Frederick Freitag, the Company's President and CEO, and Krono Partners Limited completed a transaction with London Pharma Holdings Limited, which acquired 70,330,000 shares of common stock, representing 61.17% ownership of the Company. London Pharma Holdings Limited paid $200,000.00 in cash.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On March 26th, 2018, Mr. Freitag resigned from his official positions as Director and CEO of the Company, and on the same day the shareholders of the Corporation voted Mr. Peter Maddocks as Director, and CEO.

Peter Maddocks, 59, is a Chartered Accountant who brings decades of executive corporate financial experience to the Company. He has held positions at KPMG, was a senior financial controller with Citi Bank Private Banking in London, Citi Bank Italy and Citi Bank Venture Capital Emerging Markets Group. Mr. Maddocks is well versed in public company corporate affairs, holding Directorships in several publicly traded companies in the US as well as the UK.

ITEM 9.01 EXHIBITS

  (d) Exhibits.

10.1       Shareholder’s Resolution Appointing New Director

10.2       Resignation of Michael Frederick Freitag

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2018

Alterola Biotech Inc. /s/ Petter Maddocks By: Peter Maddocks, CEO